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                                                                     EXHIBIT 5.1

                        STRADLING, YOCCA, CARLSON & RAUTH
                           A Professional Corporation
                                Attorneys at Law
                      660 Newport Center Drive, Suite 1600
                      Newport Beach, California 92660-6441
                            Telephone (714) 725-4000
                            Facsimile (714) 725-4100

January 8, 1998

Bristol Retail Solutions, Inc.
5000 Birch Street  Suite 205
Newport Beach, California 92660

          Re: Registration Statement on Form S-8

Ladies and Gentlemen:

          At your request, we have examined the form of Registration Statement on Form S-8 (the "Registration Statement") being filed by Bristol Retail Solutions, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of a total of 2,650,000 shares of the Company's common stock, $.001 par value ("Common Stock"), issuable under the Company's 1996 Equity Participation Plan and its 1997 Employee Stock Purchase Plan (collectively, the "Plans").

          We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

          Based on the foregoing, it is our opinion that the 2,650,000 shares of Common Stock to be issued under the Plans against full payment in accordance with the respective terms and conditions of the Plan will be legally and validly issued, fully paid and nonassessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ STRADLING,YOCCA,CARLSON & RAUTH
                                        ----------------------------------------
                                        Stradling, Yocca, Carlson & Rauth